AGREEMENT

THIS AGREEMENT is dated for reference this 22nd day of November, 2004.

BETWEEN:

REG TECHNOLOGIES, INC. a British Columbia corporation having an office at 1103 – 11871 Horseshoe Way, Richmond, B.C., V7A 5H5.

(hereinafter referred to as the "*Reg*")

OF THE FIRST PART

AND:

RAND ENERGY GROUP INC. a British Columbia corporation having an office at 1103 – 11871 Horseshoe Way, Richmond, B.C., V7A 5H5.

(hereinafter referred to as the "*Rand*")

OF THE SECOND PART

WHEREAS:

A. Reg agreed to purchase all the rights, title and interest in and to the Rand Cam™ Direct Charge Rotary Engine Technologies from Rand Energy Group, Inc.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows:

1. Rand hereby sells, transfers and assigns to Reg, all the rights, title and interest in and to the Rand Cam™ Technology (the "Technology"), including all pending and future patent applications in respect of the Technology for all countries except the United States of America, together with any improvements, changes or other variations to the Technology.

2. Reg shall pay to Rand a continuing royalty of 5% of the Net Profits derived from the Technology by Reg.

3. Any patents, inventions, copyrights, know-how, technical data, computer software, computer programs or other types of intellectual property conceived, developed or created by Rand Energy Group Inc., or their associated companies, (prior to, or subsequent to the effective date of this agreement), regardless of the media on which it is stored, transmitted or contained, and which results or derives from the direct, or indirect use of the Rand Cam™ Engine technologies and/or the Direct-Charge Engine technology by Rand Energy Group Inc., will be transferred to and become the property of Reg and Rand.

4. Reg shall pay to Rand commencing November 22, 2005 an annual payment of Cdn$50,000 per year or 5% of the net profit, whichever is greater, to be paid until the patents expire on the Rand Cam™ Technologies.

5. Reg agrees to pay 50% of all development costs on the Rand Cam™ technology (50% of the costs are to be paid by REGI U.S., Inc.).

6. Both parties agree to sign a more formal agreement upon request by either party.

7. Reg may terminate this Agreement with 30 days written notice.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 22nd day of November, 2004.

REG TECHNOLOGIES, INC.

Signature

Jennifer Lorette
Print Name

Director
Title

RAND ENERGY GROUP INC.

Signature

John Robertson
Print Name

President
Title

agreed to
J Robertson

AGREEMENT

THIS AGREEMENT dated for reference the 19th day of July, 2006

BETWEEN: **REGI U.S., Inc.**
1103 – 11871 Horseshoe Way
Richmond, British Columbia
V7A 5H5

(the "*Company*" or "*REGI*")

AND: **REG TECHNOLOGIES, INC.**
RAND ENERGY GROUP INC.
1103 – 11871 Horseshoe Way
Richmond, British Columbia
V7A 5H5

(the "*Reg/Rand*")

WHEREAS, Reg/Rand have an Agreement dated November 22, 2004:

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually agree as follows:

1. Pursuant to #5 of the attached Agreement dated November 22, 2004 between Reg/Rand, REGI hereby agrees to pay for 50% of all development costs on the Rand Cam™ technology.

IN WITNESS WHEREOF the parties, intending to be bound, have executed this Agreement as of the day and year first above written.

REGI U.S., INC.
By:

John Robertson, President

RAND ENERGY GROUP INC.
By:

John Robertson, President

REG TECHNOLOGIES INC.
By:

Jennifer Lorette, Director